UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

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AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

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(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC
10.50% Series E Convertible Preferred Stock, $0.001 par value per share	CDMOP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On June 23, 2020, Avid Bioservices, Inc., a Delaware corporation (the “Company”), announced that the Board of Directors (“Board”) has appointed Mr. Nicholas S. Green, age 56, as the Company’s president and chief executive officer effective July 30, 2020, to succeed Mr. Richard Hancock who has served as the Company’s interim president and chief executive officer since May 2019.

Mr. Green has more than 30 years of experience in the global pharmaceutical and healthcare services industry with significant expertise in the contract manufacturing of novel pharmaceutical products, having most recently served since April 2011 as the president and chief executive officer of Therapure Biopharma, a Canada-based biopharmaceutical company which includes Therapure Biomanufacturing. In this role, he oversaw the growth of Therapure’s CDMO business, while also leading the creation of Therapure’s proprietary plasma protein business, named Evolve. Prior to Therapure, Mr. Green held a number of senior management roles, most notably managing director of Nipa Laboratories Ltd., head of the life science division of Clariant International Ltd. in the USA, president and CEO of Rhodia Pharma Solutions Ltd. and president of Codexis, Inc.’s pharma division. Mr. Green holds a bachelor’s degree in chemistry from Queen Mary College in London and an MBA from the University of Huddersfield.

There are no family relationships between Mr. Green and any director or executive officer of the Company. Mr. Green has not engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company.

Pursuant to his offer letter, Mr. Green’s initial base salary is $550,000 per annum. Mr. Green is also eligible to participate in the annual discretionary bonus plan for executive officers, with a target bonus percentage of up to one hundred percent (100%) of his annual base salary (prorated for the current fiscal year ending April 30, 2021) based on the Company’s attainment of annual performance goals and his attainment of individual goals, each as approved by the Compensation Committee of the Board. In addition, effective on his start date of July 30, 2020, Mr. Green will be granted a stock option to purchase 75,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on July 30, 2020, and awarded a restricted stock unit (“RSU”) for 150,000 shares, both of which shall be awarded from the Company’s 2018 Omnibus Incentive Stock Plan. The stock option and RSU each will vest in equal annual installments over a four (4) year period.

Mr. Green is eligible to participate in all benefits plans or arrangements which are currently, or may in the future be, offered by the Company from time to time to its executive management employees, including accrued paid-time-off covering vacation and sick time benefits.

The Company has agreed to provide Mr. Green with up to $50,000 to cover the costs associated with his relocation to Orange County, California. This amount will not be grossed up for federal or California income tax purposes. In the event that Mr. Green terminates his employment (i) within six months following such relocation, he will be required to return to the Company one hundred percent (100%) of the relocation payment, or (ii) during months seven (7) through twenty-four (24) following such relocation, he will be required to return a pro-rata portion of the relocation payment. In addition, the Company will pay for temporary accommodations in Orange County, California and a rental car, each for up to a period of ninety (90) days while Mr. Green arranges for permanent housing.

In the event that Mr. Green’s employment is terminated by the Company without cause or by Mr. Green for good reason (as cause and good reason are customarily defined in the Company’s employment agreements with its executive officers), Mr. Green shall be entitled to receive a severance payment equal to twelve (12) months’ base salary and continuation of benefits for a period of twelve (12) months following such termination.

The Company and Mr. Green intend to enter into a formal employment agreement providing for the above, as well as terms and conditions as are customary for other executive officers of the Company.

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(d)       Also on June 25, 2020, the Board, acting pursuant to its Amended and Restated Bylaws, adopted a resolution to increase the number of authorized directors of the Company from six to seven directors and, following the recommendation of the Corporate Governance Committee of the Board, adopted a resolution appointing Nicholas S. Green to the Board effective July 30, 2020, to fill the vacancy created thereby.

The information contained in Item 5.02(c) of this Current Report regarding Mr. Green’s business experience is hereby incorporated by reference into this Item 5.02(d).

The Corporate Governance Committee determined that Mr. Green is qualified to serve on the Board of Directors due to his global pharmaceutical and healthcare services industry with significant expertise in the contract manufacturing of novel pharmaceutical products.

There was no arrangement or understanding pursuant to which Mr. Green was elected director.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

99.1             Press Release issued June 23, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: June 25, 2020	By: /s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued June 23, 2020.

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